AXA Equitable Life Insurance Company
1290 Avenue of the Americas
New York, NY 10104

Variable Universal Life Supplement

Form. No. VUL-GV COIL (2008)

Variable Universal Life Supplement forming Part of the Application for Life Insurance

This application Supplement must be completed by the Proposed Insured or Owner, if other than the Proposed Insured, for Variable Life Application only.

Product: Corporate Owned Incentive Life℠

Owner's Name: ____________________ Proposed Insured: ____________________

See Prospectus for description of investment objective(s) for each Investment Option.

1. INITIAL ALLOCATIONS TO THE INVESTMENT OPTIONS*

	(Whole Percentages Only) For Premiums
Guaranteed Interest Account	%
AXA Aggressive Allocation	%
AXA Conservative Allocation	%
AXA Conservative-Plus Allocation	%
AXA Moderate Allocation	%
AXA Moderate-Plus Allocation	%
EQ/AllianceBernstein Common Stock	%
EQ/AllianceBernstein Intermediate Government Securities	%
EQ/AllianceBernstein International	%
EQ/AllianceBernstein Small Cap Growth	%
EQ/BlackRock Basic Value Equity	%
EQ/BlackRock International Value	%
EQ/Capital Guardian Research	%
EQ/Equity 500 Index	%
EQ/Evergreen International Bond	%
EQ/Evergreen Omega	%
EQ/JPMorgan Value Opportunities	%
EQ/Large Cap Core PLUS	%
EQ/Large Cap Growth Index	%
EQ/Large Cap Growth PLUS	%
EQ/Large Cap Value PLUS	%
EQ/Lord Abbett Mid Cap Value	%
EQ/Marsico Focus	%
EQ/Mid Cap Index	%
EQ/Mid Cap Value PLUS	%
EQ/Money Market	%
EQ/Quality Bond PLUS	%
EQ/Small Company Index	%
EQ/T. Rowe Price Growth Stock	%
EQ/Van Kampen Emerging Markets Equity	%
EQ/Van Kampen Real Estate	%
Fidelity VIP Asset Manager: Growth	%
Fidelity VIP Contrafund	%
Fidelity VIP Equity-Income	%
Fidelity VIP Growth & Income	%
Fidelity VIP High Income	%
Fidelity VIP Investment Grade Bond	%
Fidelity VIP Mid Cap	%
Fidelity VIP Value	%
Fidelity VIP Value Strategies	%
Multimanager Aggressive Equity	%
Multimanager Core Bond	%
Multimanager Health Care	%
Multimanager High Yield	%
Multimanager Mid Cap Value	%
Multimanager Technology	%
Natural Resources	%
Target 2015 Allocation	%
Target 2025 Allocation	%
Target 2035 Allocation	%
Target 2045 Allocation	%
TOTAL	100%

* In AL, AK, AZ, CA, CO, FL, ID, IA, KS, NJ, OR, PA, PR, TN, USVI, and WY your Policy Account will be allocated according to these percentages. In all other jurisdictions your Policy Account will be allocated according to these percentages when the Free-Look period ends, the later of the business day the Delivery Receipt is received in our administrative office, or 10 days from the signed date on the Delivery Receipt. Before that time, all Policy Account allocations will be to the EQ/Money Market investment option. Consult the prospectus for investment option information.

2. Suitability (for Corporate Owned Incentive Life[SM], disregard question d.)

a. Have you, the Proposed Insured or the Owner, if other than the Proposed Insured, received:

(1) a prospectus for policy(ies) applied for? ☐ Yes ☐ No

Date of prospectus ______________. Date of any supplement(s) ______________; ______________; ______________.

(2) a prospectus for the designated investment company(ies)? ☐ Yes ☐ No

Date of prospectus ______________. Date of any supplement(s) ______________; ______________; ______________.

(3) any other prospectus not included above? ☐ Yes ☐ No

Date of prospectus ______________. Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________. Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________. Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________. Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________. Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________. Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________. Date of any supplement(s) ______________; ______________; ______________.

b. Do you understand that (i) policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for Guaranteed Interest Account and/or the investment experience of Separate Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? ☐ Yes ☐ No

c. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs? ☐ Yes ☐ No

d. Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for AXA Equitable Variable Life Products.
☐ By checking the box and signing the application below, you acknowledge that you received the initial prospectus on computer readable compact disk "CD" and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.

3. Optional Benefits

☐ Integrated Term Insurance Rider (ITR)

ITR Face Amount $ ______________

Target Amount $ ______________ (Base Face Amount plus ITR Face Amount)

☐ Other ______________

4. Automatic Transfer Service Note: Not available if you choose the Asset Rebalancing Service.

A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Each transfer must be at least $250 across all funds. The automatic transfer is effective on the 10th of the first month or the 10th of the first calendar quarter after the Free-Look period ends, the later of the business day the Delivery Receipt is received in our administrative office, or 10 days from the signed date on the Delivery Receipt. Please choose the frequency at which you would like the transfer(s) to occur (this will be the same across all funds): ☐ monthly ☐ quarterly.

Investment Options to Receive Transfer:	Dollar Amount:
	$
	$
	$
	$
	$
	$
	$
	$

I, the undersigned, have read the detailed description of the Automatic Transfer Service (the Service) in the prospectus. My instructions will remain in effect until a) I provide new written instructions or b) my Service otherwise terminates as described in the prospectus. I understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market.

5. Asset Rebalancing Service Note: Not available if you choose the Automatic Transfer Service. The Guaranteed Interest Account is not available for Asset Rebalancing. Allocation among the investment options will be re-adjusted according to the percentages you indicated in Section 1 on a calendar quarter basis. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options. Asset Rebalancing is effective on the 10th of the 1st calendar quarter after the Free-Look period ends, the later of the business day the Delivery Receipt is received in our administrative office, or 10 days from the signed date on the Delivery Receipt, and quarterly thereafter.

I, the undersigned, have read the detailed description of the Asset Rebalancing Service in the prospectus. My instructions will remain in effect until a) I provide new written instructions or b) Asset Rebalancing otherwise terminates as described above or in my policy prospectus. I understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.

Remarks

THE UNDERSIGNED UNDERSTANDS THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES.)

Signed at (City and State) ______________________________ on (Date) ______________

Signature of Proposed Insured ______________________________

Signature of Owner, if other than Proposed Insured, who agrees to be bound by the representations and agreements in this and any other part of the application:

Name ______________________________ Relationship ______________________________

Address of Owner ______________________________

Based on the information furnished by the Proposed Insured or Owner, if other than the Proposed Insured, in this and any other part of the applications, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the applicant or the owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

______________________________ ______________________________

Signature of Licensed Financial Professional/Insurance Broker Date